Exhibit 21.1

                            D&E Communications, Inc.

                           Subsidiaries of the Company
                             as of December 31, 1997
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The following is a listing of all subsidiaries of the Registrant, the state of incorporation of each, and the names under which subsidiaries do business.

                                       State of               Doing Business
       Subsidiary                    Incorporation             Under Name of
       ----------                    -------------            --------------
Denver and Ephrata Telephone
     and Telegraph Company           Pennsylvania          D&E Telephone Company

D&E Telephone and Data                                     D&E Telephone and Data
     Systems, Inc.                   Pennsylvania             Systems, Inc.,
                                                           D&E Long Distance,
                                                           D&E Telestore, and
                                                           D&E Computer Networking
                                                               Services

D&E Marketing Corp.                  Pennsylvania          D&E Marketing Corp.

D&E Wireless, Inc.                   Pennsylvania          D&E Wireless, Inc.

D&E Investments, Inc.                Nevada                D&E Investments, Inc.

D&E Holdings, L.P.                   Pennsylvania          D&E Holdings, L.P.
